      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2002

                                                      REGISTRATION NO. 333-85180
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                              THE DIAL CORPORATION

             (Exact name of registrant as specified in its charter)


              DELAWARE                                      51-0374887
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                       Identification Number)


                           15501 NORTH DIAL BOULEVARD
                               SCOTTSDALE, ARIZONA

                                   85260-1619
                       (Address of registrant's principal
                               executive offices)

                   THE DIAL CORPORATION FUTURE INVESTMENT PLAN

                            (Full title of the plan)


                           CHRISTOPHER J. LITTLEFIELD
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              THE DIAL CORPORATION
                           15501 NORTH DIAL BOULEVARD
                         SCOTTSDALE, ARIZONA 85260-1619
                                 (480) 754-3425
           (Name, address, and telephone number of agent for service)

                                EXPLANATORY NOTE

         This Post-Effective Amendment is being filed solely to add Exhibit 4.5 to the Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number    Description of Exhibit

4.5               Amendment No. 1 to The Dial Corporation Future Investment Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 2nd day of April, 2002.

                                    THE DIAL CORPORATION


                                                              *
                                    ---------------------------
                                    By:   Herbert M. Baum
                                    Its:  Chairman of the Board, President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated and as of the dates indicated.

    Signature                           Title                           Date

      *                    Chairman of the Board, President        April 2, 2002
----------------------
Herbert M. Baum              and Chief Executive Officer


      *                   Executive Vice President and Chief       April 2, 2002
----------------------
Conrad A. Conrad             Financial Officer (principal
                                  financial officer)

                          Senior Vice President and Controller     April 2, 2002
      *                      (principal accounting officer)
----------------------
John F. Tierney

                                       Director                    April 2, 2002
      *
----------------------
Joy A. Amundson

      *                                Director                    April 2, 2002
----------------------
Joe T. Ford


      *                                Director                    April 2, 2002
----------------------
Thomas L. Gossage

      *                                Director                    April 2, 2002
----------------------
Donald E. Guinn


      *                                Director                    April 2, 2002
----------------------
James E. Oesterreicher


      *                                Director                    April 2, 2002
----------------------
Michael T. Riordan


      *                                Director                    April 2, 2002
----------------------
Barbara S. Thomas


      *                                Director                    April 2, 2002
----------------------
Salvador M. Villar



Constituting a majority of the Board of Directors.

*  By:   /s/ Conrad A. Conrad
         ---------------------------
         Conrad A. Conrad
         Attorney-In-Fact

         Pursuant to the requirements of the Securities Act of 1933, the committee that administers the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on April 2, 2002.



/s/ Conrad A. Conrad
------------------------
Conrad A. Conrad


/s/ Mark R. Shook
------------------------
Mark R. Shook


/s/ Bernhard J. Welle
------------------------
Bernhard J. Welle


/s/ Mark L. Whitehouse
------------------------
Mark L. Whitehouse


/s/ Geraldine M. Gallegos
------------------------
Geraldine M. Gallegos

                                INDEX TO EXHIBITS


Exhibit Number    Description of Exhibit

4.5               Amendment No. 1 to The Dial Corporation Future Investment Plan